                             SUBSCRIPTION AGREEMENT

                          dated as of August __, 2001

                                  by and among

                          WIRE ONE TECHNOLOGIES, INC.

                                      and

                           THE PURCHASER NAMED HEREIN


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                               TABLE OF CONTENTS

                                                                        Page
                                                                         No.
                                                                        ---

ARTICLE I         .......................................................1

PURCHASE AND SALE OF COMMON SHARES AND WARRANTS..........................1
        1.01      Subscription...........................................1
        1.02      Purchase Price; Escrow.................................1
        1.03      Closing; Termination...................................1
        1.04      Restrictive Legend.....................................2
        1.05      Use of Proceeds........................................2
        1.06      Opinion of Counsel.....................................2

ARTICLE II        .......................................................2

REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................2
        2.01      Organization and Qualification.........................3
        2.02      Authority..............................................3
        2.03      Capital Stock..........................................3
        2.04      No Conflicts; Approvals and Consents...................4
        2.05      SEC Reports and Financial Statements...................5
        2.06      Absence of Certain Changes or Events...................5
        2.07      Legal Proceedings......................................5
        2.08      Compliance with Laws and Orders........................6
        2.09      Compliance with Agreements; Certain Agreements.........6
        2.10      Affiliate Transactions.................................6
        2.11      Real Property Holding Company..........................6

ARTICLE III       .......................................................7

REPRESENTATIONS AND WARRANTIES OF PURCHASER..............................7
        3.01      Organization...........................................7
        3.02      Authority..............................................7
        3.03      No Conflicts; Approvals and Consents...................7
        3.04      Legal Proceedings......................................8
        3.05      Purchase of Shares.....................................8
        3.06      Accredited Investor Status.............................9

ARTICLE IV        .......................................................9

DEFINITIONS       .......................................................9
        4.01      Definitions............................................9

ARTICLE V         ......................................................11

MISCELLANEOUS     ......................................................11


                                        i

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        5.01      Survival of Representations, Warranties,
                    Covenants and Agreements............................11
        5.02      Notices...............................................11
        5.03      Entire Agreement......................................12
        5.04      Expenses..............................................12
        5.05      Public Announcements..................................12
        5.06      Waiver................................................12
        5.07      Amendment.............................................13
        5.08      No Third Party Beneficiary............................13
        5.09      No Assignment; Binding Effect.........................13
        5.10      Headings..............................................13
        5.11      Governing Law.........................................13
        5.12      Arbitration...........................................13
        5.13      Counterparts..........................................14


Exhibit A         Instructions for Payment of Purchase Price

Exhibit B         Form of Notice of Effectiveness of
                    Registration Statement

Exhibit C         Accredited Investor Certification

Exhibit D         Legal Opinion

                  This SUBSCRIPTION AGREEMENT dated as of August __, 2001 is made and entered into by and between Wire One Technologies, Inc., a Delaware corporation (the "Company") and the investor listed on the signature page hereto ("Purchaser"). Capitalized terms not otherwise defined herein have the meanings set forth in Section 4.01.

                  WHEREAS, the Company intends to sell, in an offering exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws (the "Offering") (i) shares of its common stock, par value $.0001 per share (the "Common Stock") and (ii) warrants to purchase its Common Stock (the "Warrants");

                  WHEREAS, the Offering commenced on July 17, 2001 and will terminate at 5:00 p.m., Eastern Standard Time, on August 15, 2001 (the "Termination Date") (unless such Termination Date is extended as described in
Section 1.03 hereof); and

                  WHEREAS, the Company desires to sell to Purchaser, and Purchaser desires to subscribe to purchase, that number of shares of Common Stock and Warrants, set forth next to Purchaser's name on the signature page hereto, on the terms and subject to the conditions set forth in this Agreement. The shares of Common Stock being subscribed for by Purchaser hereunder are hereinafter referred to as the "Common Shares" and the shares of Common Stock issuable upon exercise of the Warrants being subscribed for by Purchaser hereunder are hereinafter referred to as the "Warrant Shares".

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                 PURCHASE AND SALE OF COMMON SHARES AND WARRANTS

                  1.01 Subscription. Purchaser hereby subscribes to purchase from the Company, at the Closing (as hereinafter defined), the number of shares of Common Stock and Warrants set forth next to Purchaser's name on the signature page hereto, on the terms and subject to the conditions set forth in this Agreement.

                  1.02 Purchase Price; Escrow. The aggregate purchase price for the Common Shares and the Warrants subscribed for by Purchaser is $________ (the "Purchase Price"). On the date hereof, Purchaser shall pay the Purchase Price in accordance with the directions set forth in Exhibit A. The Company and H.C. Wainwright & Co., Inc. (the "Placement Agent") have entered into an Escrow Agreement, dated as of July 30, 2001, with Fulbright & Jaworski L.L.P., as escrow agent (the "Escrow Agent"). Pursuant to the Escrow Agreement, the Purchase Price received from Purchaser, and the purchase price received from any other purchaser in the Offering, shall be deposited, pending the Closing or termination of the Offering, into an escrow account (the "Escrow Account"). The Escrow Account shall not bear interest.

                  1.03 Closing; Termination. An initial closing of the Offering may occur, and subsequent closings may occur from time to time thereafter, at such times as the Company may determine, which shall in no event be later than the Termination Date. The Company and the Placement Agent, may, upon written notice to the Escrow Agent and Purchaser, extend the term of the Offering for a period of up to 15 days from and after August 15, 2001 (whereupon the term "Termination Date" shall refer to the final date of such extended term of the Offering). The Company shall provide prior written notice to Purchaser of the date (the "Closing Date") on which the closing (the "Closing") with respect to the purchase and sale of the Common Shares and Warrants subscribed for by Purchaser hereunder will occur. The Closing will take place at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, NY 10103, at 10:00 A.M. local time, on the Closing Date. At the Closing, the Escrow Agent will release to the Company the Purchase Price and the Company will deliver to Purchaser a certificate or certificates representing the number of Warrants purchased by Purchaser (the "Warrant Certificates"). At or promptly after the Closing, the Company will deliver to Purchaser a certificate or certificates representing the Common Shares purchased by Purchaser (the "Share Certificates"). The terms of this Agreement shall be the same as the terms of any other Subscription Agreements entered into and delivered by other purchasers in connection with the Offering. The Company may terminate the Offering prior to the Termination Date upon written notice to the Escrow Agent and Purchaser. If the Company terminates the Offering, the Escrow Agent will promptly return the Purchase Price to Purchaser without interest, deduction, penalty or expense.

                  1.04 Restrictive Legend. Each Share Certificate and each Warrant Certificate issued by the Company will bear a legend in the following terms:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE OR FOREIGN SECURITIES LAWS, AND ACCORDINGLY, SUCH SECURITIES MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL, STATE AND FOREIGN SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM."

All of the restrictions imposed by this Section 1.04 upon the transferability of the Common Shares, Warrants and Warrant Shares shall cease and terminate as to any particular Common Share, Warrant or Warrant Share when such Common Shares or Warrant Shares shall have been effectively registered under the Securities Act and applicable state securities laws and sold by the holder thereof in accordance with such registration or sold under and pursuant to Rule 144 or is eligible to be sold under and pursuant to paragraph (k) of Rule 144. Whenever the restrictions imposed by this Section 1.04 shall terminate as to any Common Share, Warrant or Warrant Share as hereinabove provided, the holder thereof shall be entitled to receive from the Company, without expense, a new certificate evidencing such Common Share, Warrant or Warrant Share not bearing the restrictive legend otherwise required to be borne by a certificate evidencing such Common Share, Warrant or Warrant Share; provided that the Company may require an opinion of counsel reasonably satisfactory to it to the effect that no legend is required under the Securities Act and applicable state securities laws or foreign securities laws.

                  1.05 Use of Proceeds. The Company shall use the net proceeds received from the sale of the Common Shares and the Warrants for general corporate purposes.

                  1.06 Opinion of Counsel. Purchaser shall receive an opinion, substantially in the form attached hereto as Exhibit D, from Fulbright & Jaworski L.L.P., counsel to the Company, dated as of the Closing Date.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company hereby represents and warrants to Purchaser as follows:

                  2.01 Organization and Qualification. Each of the Company and its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of incorporation, and has all requisite corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties, except for such failures to be in good standing or to have such power and authority which, individually or in the aggregate, are not having a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. Each of the Company and its Subsidiaries is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so qualified, licensed or admitted and in good standing which, individually or in the aggregate, are not having a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. Except for interests in the Subsidiaries of the Company and as disclosed in the Company SEC Reports (as defined below) filed prior to the date of this Agreement, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity. The Company has previously delivered to Purchaser correct and complete copies of the certificate or articles of incorporation and bylaws (or other comparable charter documents) of the Company and each of its material Subsidiaries.

                  2.02 Authority. The Company has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of the Company. No other corporate proceedings on the part of the Company or its stockholders are necessary to authorize the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at Law). The Common Shares, when issued in accordance with this Agreement, and the Warrant Shares, when issued upon exercise of the Warrants, will be duly authorized, validly issued, fully paid and non-assessable.

                  2.03 Capital Stock. (a) The authorized capital stock of the Company consists solely of 100,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $0.0001 per share ("Preferred Stock"). As of July 30, 2001, (i) 21,501,186 shares of Common Stock were issued and outstanding (excluding 39,891 shares held in treasury), (ii) 2,683,938 shares were reserved for issuance upon the exercise of outstanding warrants, (iii) 5,401,290 shares were reserved for issuance under the Company's stock option plans, of which options to purchase 4,664,739 shares were outstanding, and (iv) 2,505,991 shares were reserved for issuance upon the exercise of other options. Except as set forth in Section 2.03(a) of the Company Disclosure Schedule, since such date, there has been no change in the number of issued and outstanding shares of Common Stock. As of the date hereof, no shares of Preferred Stock are issued and outstanding. All of the issued and outstanding shares of Common Stock and all shares of Common Stock reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable. Except pursuant to this Agreement, pursuant to other Subscription Agreements entered into in connection with the Offering, as disclosed in the Company SEC Reports (as defined below) filed prior to the date of this Agreement or as set forth in Section 2.03(a) of the Company Disclosure Schedule, there are no outstanding subscriptions, options, warrants, rights (including "phantom" stock rights), preemptive rights or other contracts, commitments, understandings or arrangements, including any right of conversion or exchange under any outstanding security, instrument or agreement (together, "Options"), obligating the Company or any of its Subsidiaries to issue or sell any shares of capital stock of the Company or of any Subsidiary or to grant, extend or enter into any Option with respect thereto.

                  (b) All of the outstanding shares of capital stock of each Subsidiary of the Company are duly authorized, validly issued, fully paid and nonassessable and are owned, beneficially and of record, by the Company or a Subsidiary wholly owned, directly or indirectly, by the Company, free and clear of any Liens. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement or as set forth in Section 2.03(a) of the Company Disclosure Schedule, there are no (i) outstanding Options obligating the Company or any of its Subsidiaries to issue or sell any shares of capital stock of any Subsidiary of the Company or to grant, extend or enter into any such Option or
(ii) voting trusts, proxies or other commitments, understandings, restrictions or arrangements in favor of any person other than the Company or a Subsidiary wholly owned, directly or indirectly, by the Company with respect to the voting of or the right to participate in dividends or other earnings on any capital stock of any Subsidiary of the Company.

                  (c) There are no outstanding contractual obligations of the Company or any Subsidiary of the Company to repurchase, redeem or otherwise acquire any shares of Common Stock or any capital stock of any Subsidiary of the Company or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary of the Company or any other person.

                  2.04 No Conflicts; Approvals and Consents. The execution and delivery by the Company of this Agreement, and the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby, will not:

                  (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation or by-laws (or other comparable corporate charter document) of the Company;

                  (b) conflict with or result in a violation or breach of any terms or provision of any Law or Order applicable to the Company or its Assets and Properties (other than such conflicts, violations or breaches which do not in the aggregate have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole or on the ability of the Company to consummate the transactions contemplated hereby);

                  (c) except as do not, individually or in the aggregate, have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole or on the ability of the Company to consummate the transactions contemplated hereby, (i) conflict with or result in a violation or breach of,
(ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require the Company to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon the Company or any of its Assets or Properties under, any contract or License to which the Company is a party or by which any of its Assets and Properties is bound;

                  (d) no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental or Regulatory Authority or any contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective Assets or Properties is bound for the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder or the consummation of the transactions contemplated hereby, other than such consents, approvals, actions, filings and notices which the failure to make or obtain, as the case may be, individually or in the aggregate, do not have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole or on the ability of the Company to consummate the transactions contemplated hereby.

                  2.05 SEC Reports and Financial Statements. The Company has delivered to Purchaser, prior to the execution of this Agreement, a true and complete copy of each form, report, schedule, registration statement, definitive proxy statement and other document (together with all amendments thereof and supplements thereto) filed by the Company or any of its Subsidiaries with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), and the Securities Act and the rules and regulations thereunder since March 15, 2001 (as such documents have since the time of their filing been amended or supplemented, the "Company SEC Reports"), which are all the documents (other than preliminary material) that the Company and its Subsidiaries were required to file with the SEC since such date. As of their respective dates, the Company SEC Reports (i) complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and
(ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the Company SEC Reports (the "Company Financial Statements") complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP, except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC, and, as of the respective dates thereof, fairly presented (subject, in the case of the unaudited interim financial statements, to year-end audit adjustments) the consolidated financial position of the Company and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended. The Common Stock has been registered under the Exchange Act for at least 12 months, and the Company has timely filed all required reports under the Exchange Act during such period.

                  2.06 Absence of Certain Changes or Events. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement or in Section 2.06 of the Company Disclosure Schedule, (a) since April 1, 2001, there has not been any change, event or development having, individually or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries taken as a whole, and (b) between April 1, 2001 and the date hereof, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice.

                  2.07 Legal Proceedings. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement or in Section 2.07 of the Company Disclosure Schedule, (i) there are no Actions or Proceedings pending or, to the Knowledge of the Company, threatened against, relating to or affecting, nor to the Knowledge of the Company are there any Governmental or Regulatory Authority investigations or audits pending or threatened against, relating to or affecting, the Company or any of its Subsidiaries or any of their respective Assets and Properties which, individually or in the aggregate, have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole or on the ability of the Company to consummate the transactions contemplated hereby, and
(ii) neither the Company nor any of its Subsidiaries is subject to any continuing Order of any Governmental or Regulatory Authority which, individually or in the aggregate, have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole or on the ability of the Company to consummate the transactions contemplated by this Agreement.

                  2.08 Compliance with Laws and Orders. The Company and its Subsidiaries hold all Licenses for the lawful conduct of their respective businesses, except for failures to hold such Licenses which, individually or in the aggregate, are not having a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. The Company and its Subsidiaries are in compliance with the terms of such Licenses, except failures so to comply which, individually or in the aggregate, are not having a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, the Company and its Subsidiaries are not in violation of or default under any Law or Order of any Governmental or Regulatory Authority, except for such violations or defaults which, individually or in the aggregate, are not having a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

                  2.09 Compliance with Agreements; Certain Agreements. (a) Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other party thereto is in breach or violation of, or in default in the performance or observance of any term or provision of, and no event has occurred which, with notice or lapse of time or both, could be reasonably expected to result in a default under, (i) the certificate of incorporation or bylaws (or other comparable charter documents) of the Company or any of its Subsidiaries or (ii) any contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets or properties is bound, except in the case of clause (ii) for breaches, violations and defaults which, individually or in the aggregate, do not have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

                  (b) Except as disclosed in Section 2.09(b) of the Company Disclosure Schedule or in the Company SEC Reports filed prior to the date of this Agreement or as provided for in this Agreement, as of the date hereof, neither the Company nor any of its Subsidiaries is a party to any oral or written (i) consulting agreement not terminable on thirty (30) days' or less notice, (ii) union or collective bargaining agreement, (iii) agreement with any executive officer or other key employee of the Company or any of its Subsidiaries the benefits of which are contingent or vest, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any of its Subsidiaries of the nature contemplated by this Agreement,
(iv) agreement with respect to any executive officer or other key employee of the Company or any of its Subsidiaries providing any term of employment or compensation guarantee, or (v) agreement or plan, including any stock option, stock appreciation right, restricted stock or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

                  2.10 Affiliate Transactions. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, no officer, director or shareholder of the Company has any interest (other than as a shareholder of the Company) in any property, real or personal, tangible or intangible, including without limitation intellectual property, used in or pertaining to the business of the Company.

                  2.11 Real Property Holding Company. The Company has not filed a consent under Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"), and has no present plan or intention to file such a consent, and (b) the Company has not been a "United States real property holding corporation" (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, has no present plan or intention to become a United States real property holding corporation, and will provide such information as is reasonably necessary to enable the Purchaser to establish that the Company has not been a United States real property holding corporation during such applicable period.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

                  Purchaser hereby represents and warrants to the Company as to himself or itself as follows:

                  3.01 Organization. To the extent Purchaser is an entity, Purchaser is duly organized, validly existing and in good standing under the Laws of its jurisdiction of its organization. Purchaser has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

                  3.02 Authority. To the extent Purchaser is an entity, the execution, delivery and performance by Purchaser of this Agreement, and the consummation by Purchaser of the transactions contemplated hereby, have been duly and validly approved by Purchaser, no other action on the part of Purchaser or its equityholders being necessary for Purchaser to execute, deliver and perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes a legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

                  3.03 No Conflicts; Approvals and Consents. (a) The execution and delivery of this Agreement by Purchaser does not, and the performance by Purchaser of its obligations hereunder and the consummation of the transactions contemplated hereby will not:

                  (i) if Purchaser is an entity, conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation, by-laws, limited liability agreement or trust agreement (or other comparable corporate charter document) of Purchaser;

                  (ii) conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Purchaser or any of its Assets and Properties; or

                  (iii) (A) conflict with or result in a violation or breach of, (B) constitute (with or without notice or lapse of time or both) a default under, (C) require Purchaser to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (D) result in the creation or imposition of any Lien upon Purchaser or any of its Assets or Properties under, any contract or License to which Purchaser is a party or by which any of its Assets and Properties is bound.

                  (b) no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Purchaser is required in connection with the execution, delivery and performance of Purchaser's obligations hereunder or the consummation of the transactions contemplated hereby.

                  3.04 Legal Proceedings. There are no Actions or Proceedings pending or, to the knowledge of Purchaser, threatened against, relating to or affecting Purchaser or any of its Assets and Properties which could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement.

                  3.05 Purchase of Shares. (a) Purchaser acknowledges that this Agreement is made with Purchaser in reliance upon Purchaser's representation to the Company, which by Purchaser's execution of this Agreement Purchaser hereby confirms, that the Common Shares and the Warrants (and any Warrant Shares issued upon exercise of the Warrants) are being acquired by Purchaser and will be acquired for investment for Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same; provided, however, that by making the representations herein, Purchaser does not agree to hold the Common Shares, Warrants or any Warrant Shares for any minimum or other specific term and reserves the right to dispose of the Common Shares, the Warrants and Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act and in accordance with the applicable provisions of the Registration Rights Agreement and the Warrants. By executing this Agreement, Purchaser further represents that it does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Common Shares, Warrants or Warrant Shares. Purchaser represents that either (i) Purchaser has not been formed for the specific purpose of acquiring the Common Shares, Warrants or Warrant Shares or
(ii) if Purchaser has been formed for the specific purpose of acquiring the Common Shares, Warrants or Warrant Shares, each Person that has an interest in Purchaser is an "accredited investor" within the meaning of Rule 501 under the Securities Act.

                  (b) Purchaser has had an opportunity to discuss the Company's business, management, financial affairs and the terms and conditions of the sale of the Common Shares and Warrants pursuant to this Agreement with the Company's management. Purchaser acknowledges receipt from the Company of copies of the Company SEC Reports and such other information about the Company as Purchaser or its advisors, if any, have requested. Purchaser understands that such discussions, as well as the Company SEC Reports and other information requested by Purchaser or its advisors, if any, and received from the Company, were intended to describe the aspects of the Company's business which it believes to be material.

                  (c) Purchaser understands that none of the Common Shares, Warrants or Warrant Shares have been, and none of them will be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Purchaser's representations and warranties as expressed in this Article III. Purchaser understands that the Common Shares, Warrants or Warrant Shares are "restricted securities" under applicable United States federal and state securities laws and that, pursuant to these laws, Purchaser must hold the Common Shares, Warrants or Warrant Shares indefinitely unless they are registered with the SEC, or an exemption from such registration and qualification requirements is available. Purchaser acknowledges that the Company has no obligation to register or qualify the Common Shares, Warrants or Warrant Shares for resale except as expressly provided under the Registration Rights Agreement. Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Common Shares, Warrants or Warrant Shares, and on requirements relating to the Company which are outside of Purchaser's control, and which the Company is under no obligation and may not be able to satisfy.

                  (d) Purchaser has such knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of the transactions contemplated hereby, including the purchase of the Common Shares, Warrants and the Warrant Shares.

                  (e) Purchaser is able to bear the economic risk of acquiring Common Shares, Warrants and the Warrant Shares and to hold the Common Shares, Warrants and Warrant Shares acquired by Purchaser pursuant to this Agreement for an indefinite period of time.

                  3.06 Accredited Investor Status. Purchaser is an "accredited investor" within the meaning of Rule 501 under the Securities Act and represents that the Accredited Investor Certification executed by Purchaser, the form of which is attached as Exhibit C to this Agreement, is true, correct and complete.

                                   ARTICLE IV

                                   DEFINITIONS

                  4.01 Definitions. (a) Defined Terms. As used in this Agreement, the following defined terms have the meanings indicated below:

                  "AAA" has the meaning ascribed to it in Section 5.12.

                  "Actions or Proceedings" means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation.

                  "Affiliate" means any Person that directly, or indirectly through one of more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning ten percent (10%) or more of the voting securities of another Person shall be deemed to control that Person.

                  "Agreement" means this Subscription Agreement and the Company Disclosure Schedule, as the same shall be amended from time to time.

                  "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person.

                  "Board of Arbitration" has the meaning ascribed to it in
Section 5.12.

                  "Closing" has the meaning ascribed to in Section 1.03.

                  "Closing Date" has the meaning ascribed to in Section 1.03.

                  "Common Shares" has the meaning ascribed to it in the forepart of this Agreement.

                  "Common Stock" has the meaning ascribed to it in the forepart of this Agreement.

                  "Company" has the meaning ascribed to it in the forepart of this Agreement.

                  "Company Financial Statements" has the meaning ascribed to it in Section 2.05.

                  "Company SEC Reports" has the meaning ascribed to it in
Section 2.05.

                  "Escrow Account" has the meaning ascribed to it in Section
1.02.

                  "Escrow Agent" has the meaning ascribed to it in Section 1.02.

                  "Exchange Act" has the meaning ascribed to it in Section 2.05.

                  "GAAP" means generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period.

                  "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

                  "Knowledge of the Company" means the actual knowledge of any officer or director of the Company or any Subsidiary of the Company.

                  "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

                  "Licenses" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

                  "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale contract, title retention contract or other contract to give any of the foregoing.

                  "Material Adverse Effect" with respect to an entity means any event, change or effect which is materially adverse to the business, financial condition or results of operations of such entity.

                  "Option" has the meaning ascribed to it in Section 2.03.

                  "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

                  "Person" means any natural person, corporation, limited liability company, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

                  "Placement Agent" has the meaning ascribed to it in Section 1.02.

                  "Preferred Stock" has the meaning ascribed to it in Section 2.03.

                  "Purchase Price" has the meaning ascribed to it in Section
1.02.

                  "Purchaser" has the meaning ascribed to it in the forepart of this Agreement.

                  "Registration Rights Agreement" means the Registration Rights Agreement, dated the date hereof, by and between the Company and Purchaser.

                  "Rule 144" shall mean Rule 144 promulgated by the SEC under the Securities Act (or any successor or similar rule then in force).

                  "SEC" has the meaning ascribed to it in Section 2.05.

                  "Securities Act" has the meaning ascribed to it in the forepart of this Agreement.

                  "Share Certificates" has the meaning ascribed to it in Section 1.03.

                  "Subsidiary" means any Person in which the Company, directly or indirectly through Subsidiaries or otherwise, beneficially owns more than fifty percent (50%) of either the equity interests in, or the voting control of, such Person.

                  "Termination Date" has the meaning ascribed to it in the forepart and Section 1.03 of this Agreement.

                  "Warrant Certificates" has the meaning ascribed to it in
Section 1.03.

                  "Warrant Shares" has the meaning ascribed to it in the forepart of this Agreement.

                  "Warrants" has the meaning ascribed to it in the forepart of this Agreement.

                  (b) Construction of Certain Terms and Phrases. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (v) the phrase "ordinary course of business" refers to the business of the Company or a Subsidiary. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless business days are specified. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP. Any representation or warranty contained herein as to the enforceability of a contract shall be subject to the effect of any bankruptcy, insolvency, reorganization, moratorium or other similar law affecting the enforcement of creditors' rights generally and to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

                                    ARTICLE V

                                  MISCELLANEOUS

                  5.01 Survival of Representations, Warranties, Covenants and Agreements. Except for the agreements contained in this Article V, which shall survive indefinitely, the representations, warranties, covenants and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the longer of (i) twelve months from the Closing Date or (ii) the date the SEC has declared effective the Registration Statement as contemplated by the Registration Rights Agreement or (iii) the expiration of the Effectiveness Period as defined in the Registration Rights Agreement.

                  5.02 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

                  If to the Company, to:

                  Wire One Technologies, Inc.
                  225 Long Avenue
                  Hillside, NJ 07205
                  Facsimile No.: 973-391-9776
                  Attn:  General Counsel

                  with a copy to:

                  Fulbright & Jaworski L.L.P
                  666 Fifth Avenue
                  New York, NY 10103
                  Facsimile No.: 212-318-3400
                  Attn:  Neil Gold

                  if to Purchaser, to the address set forth on the signature page of this Subscription Agreement executed by such Purchaser.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

                  5.03 Entire Agreement. Except for the Confidentiality Agreement between the Company and Purchaser, this Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

                  5.04 Expenses. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated hereby are consummated, each party will pay its own costs and expenses incurred in connection with the negotiation, execution and closing of this Agreement and the transactions contemplated hereby; provided, however, that the Company shall pay the fees and expenses, up to a maximum amount of $12,000, of one lead counsel representing the Purchasers in the Offering.

                  5.05 Public Announcements. Except as otherwise required by Law or the rules of any applicable securities exchange or national market system, so long as this Agreement is in effect, Purchaser and the Company will not, and will not permit any of their respective representatives to, issue or cause the publication of any press release or make any other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld. Purchaser and the Company will cooperate with each other in the development and distribution of all press releases and other public announcements with respect to this Agreement and the transactions contemplated hereby, and will furnish the other with drafts of any such releases and announcements as far in advance as practicable.

                  5.06 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

                  5.07 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

                  5.08 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person.

                  5.09 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except (a) for assignments and transfers by operation of Law and (b) that Purchaser may assign any or all of its rights, interests and obligations hereunder to a wholly-owned subsidiary or other Affiliate, provided that any such subsidiary or other Affiliate agrees in writing to be bound by all of the terms, conditions and provisions contained herein, but no such assignment referred to in clause (b) shall relieve Purchaser of its obligations hereunder. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

                  5.10 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

                  5.11 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

                  5.12 Arbitration. The parties to this Agreement agree that any disputes arising out of, or in connection with, the execution, interpretation, performance or non-performance of this Agreement (including the validity, scope and enforceability of this arbitration provision) shall be settled by arbitration, which shall be conducted in New York, New York pursuant to the then prevailing rules of the American Arbitration Association ("AAA") by a panel of three arbitrators of the AAA (the "Board of Arbitration") acceptable to the Company, on the one hand, and Purchaser, on the other hand. Each of the Company, on the one hand, and Purchaser, on the other hand, shall select one (1) member and the third member shall be selected by mutual agreement of the other members. If the other members fail to reach agreement on a third member within thirty (30) days after their selection, the parties shall jointly request the AAA to designate, in accordance with AAA rules, a third member experienced in industries in which the Company does business. The parties agree to facilitate the arbitration by (a) making available to one another and to the Board of Arbitration for inspection and extraction all documents, books, records, and personnel under their control or under the control of a person controlling or controlled by such party if determined by the Board of Arbitration to be relevant to the dispute, (b) conducting arbitration hearings to the greatest extent possible on successive business days and (c) using their best efforts to observe the time periods established by the rules of the AAA or by the Board of Arbitration for the submission of evidence and briefs. The decision of the Board of Arbitration shall be final, binding and not subject to further review, and judgment on the award of the Board of Arbitration may be entered in and enforced by any court having jurisdiction over the parties or their assets. Any costs incurred in conducting the arbitration shall be borne by the non-prevailing (as determined by the Board of Arbitration) party.

                  5.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

                            Wire One Technologies, Inc.


                            By:
                               -----------------------------------------------
                                 Name:   Jonathan Birkhahn
                                 Title:  Executive Vice President
                                         Business Affairs and General Counsel


                            PURCHASER:



                            By:
                               -----------------------------------------------
                                 Name:
                                 Title:

                            Address:
                                      ----------------------------------------

                                      ----------------------------------------

                            Facsimile:
                                      ----------------------------------------


                            AGGREGATE SUBSCRIPTION AMOUNT:

                            Number of Shares of Common Stock:

                            Number of Warrants:

                            Aggregate Purchase Price: